Report of Independent Auditors on Schedules




The Board of Directors and Stockholder
Principal Life Insurance Company

We have audited the consolidated financial statements of Principal Life Insurance Company (the Company) as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, and have issued our report thereon dated January 31, 2003 (included elsewhere in this Form N-6). Our audits included the financial statement schedules listed in Item 27 of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                        /s/Ernst & Young, LLP

Des Moines, Iowa
January 31, 2003

                        Principal Life Insurance Company
 Schedule I - Summary of Investments - Other Than Investments in Related Parties
                             As of December 31, 2002

                                                                                                                Amount at Which
                                                                                                                  Shown in the
                                                                                                                  Statement of
Type of investment                                                 Cost               Value                    Financial Position
--------------------------------------------------------   ----------------------  ------------------  -----------------------------
                                                                                         (in millions)
Fixed maturities, available-for-sale:
   U.S. Treasury securities and obligations of U.S.
      Government corporations and agencies                               $ 478.1             $ 497.1                    $ 497.1
   States, municipalities and political subdivisions                       384.2               411.2                      411.2
   Foreign governments                                                     329.9               380.5                      380.5
   Public utilities                                                      2,980.3             2,924.7                    2,924.7
   Convertibles and bonds with warrants attached                               -                   -                          -
   Redeemable preferred                                                    406.8               410.6                      410.6
   All other corporate bonds                                            21,039.3            22,225.9                   22,225.9
Mortgage-backed and other asset-backed securities                        5,497.7             5,902.6                    5,902.6
                                                           ----------------------  ------------------  -------------------------
       Total fixed maturities, available for sale                       31,116.3            32,752.6                   32,752.6
                                                           ----------------------  ------------------  -------------------------

Fixed maturities, trading                                                   97.0               101.7                      101.7

Equity securities, available-for-sale Common stocks:
   Banks, trust and insurance companies                                      9.9                 9.9                        9.9
   Public utilities                                                            -                   -                          -
   Industrial, miscellaneous and all other                                  76.4                76.1                       76.1
Non-redeemable preferred stock                                             263.5               262.1                      262.1
                                                           ----------------------  ------------------  -------------------------
       Total equity securities, available-for-sale                         349.8               348.1                      348.1

Mortgage loans (1)                                                      10,916.4                XXXX                   10,829.4

Real estate, net:
   Real estate acquired in satisfaction of debt (2)                         22.9                XXXX                       21.0
   Other real estate (2)                                                   970.4                XXXX                      953.1

Policy loans                                                               818.5                XXXX                      818.5
Other investments (3)                                                    1,066.2                XXXX                    1,067.5

                                                           ----------------------  ------------------  -------------------------
       Total investments                                              $ 45,357.5                XXXX                 $ 46,891.9
                                                           ======================  ==================  =========================


(1) The amount shown in the Statement of Financial Position for mortgage loans differs from cost as commercial and residential mortgage loans are generally reported at cost adjusted for amortization of premiums and accrual of discounts, computed using the interest method, and net of valuation differences.

(2) The amounts shown in the Statement of Financial Position for real estate differ from cost due to properties which were determined to be impaired. The cost bases of these properties are reduced to fair value. Real estate expected to be disposed is carried at the lower of cost or fair value, less cost to sell, with valuation allowances established.

(3) The amount shown in the Statement of Financial Position for other investments differs from cost due to accumulated earnings from minority interests in unconsolidated entities and properties owned jointly with venture partners and operated by the partners. Other investments also includes derivatives and certain seed money investments, which are reported at fair value.





                             Principal Life Insurance Company
                   Schedule III - Supplementary Insurance Information
     As of December 31, 2002, 2001 and 2000 and for each of the years then ended


                                                  Deferred                     Future                  Contractholder
                                                   Policy                      Policy                    and Other
                                                 Acquisition                  Benefits                  Policyholder
Segment                                             Costs                    and claims                    Funds
-------
                                                                           (in millions)

2002:
U.S. Asset Management and Accumulation                  501.7                    6,956.3                    24,985.6
Life and Health Insurance                               872.7                    6,675.6                     2,024.2
Mortgage Banking                                            -                          -                           -
Corporate and Other                                         -                        3.0                       (77.0)
                                          --------------------  -------------------------   -------------------------
  Total                                               1,374.4                   13,634.9                    26,932.8
                                          ====================--=========================---=========================--
                                          ====================--=========================---=========================--

2001:
U.S. Asset Management and Accumulation                  411.6                    6,463.2                    23,421.7
Life and Health Insurance                               910.7                    6,544.4                     1,880.2
Mortgage Banking                                            -                          -                           -
Corporate and Other                                         -                        4.1                       (60.7)
                                          --------------------  -------------------------   -------------------------
  Total                                               1,322.3                   13,011.7                    25,241.2
                                          ====================--=========================---=========================--
                                          ====================--=========================---=========================--

2000:
U.S. Asset Management and Accumulation                  368.9                    6,065.5                    23,046.1
Life and Health Insurance                               926.6                    6,304.5                     1,799.0
Mortgage Banking                                            -                          -                           -
Corporate and Other                                      37.8                      209.6                        52.5
                                          --------------------  -------------------------   -------------------------
  Total                                               1,333.3                   12,579.6                    24,897.6
                                          ====================--=========================---=========================--
                                          ====================--=========================---=========================--


                             Principal Life Insurance Company
                   Schedule III - Supplementary Insurance Information
     As of December 31, 2002, 2001 and 2000 and for each of the years then ended


                                                                                                         Benefits,
                                                  Premiums and                    Net                   Claims and
                                                     Other                     Investment               Settlement
Segment                                          Considerations                  Income                  Expenses
-------
                                                                            (in millions)

2002:
U.S. Asset Management and Accumulation                    746.5                   2,352.1                   2,530.3
Life and Health Insurance                               2,973.4                     660.2                   2,433.4
Mortgage Banking                                              -                      20.8                         -
Corporate and Other                                         0.1                      36.7                      (4.8)
                                          ----------------------   -----------------------  ------------------------
  Total                                                 3,720.0                   3,069.8                   4,958.9
                                          ======================---=======================--========================--
                                          ======================---=======================--========================--

2001:
U.S. Asset Management and Accumulation                    766.3                   2,399.7                   2,583.1
Life and Health Insurance                               3,011.1                     678.6                   2,491.0
Mortgage Banking                                              -                     (11.9)                        -
Corporate and Other                                        18.3                     145.0                      18.3
                                          ----------------------   -----------------------  ------------------------
  Total                                                 3,795.7                   3,211.4                   5,092.4
                                          ======================---=======================--========================--
                                          ======================---=======================--========================--

2000:
U.S. Asset Management and Accumulation                    525.4                   2,302.8                   2,310.6
Life and Health Insurance                               3,250.5                     642.1                   2,659.4
Mortgage Banking                                              -                     (16.1)                        -
Corporate and Other                                       153.4                     187.8                     177.1
                                          ----------------------   -----------------------  ------------------------
  Total                                                 3,929.3                   3,116.6                   5,147.1
                                          ======================---=======================--========================--
                                          ======================---=======================--========================--


                             Principal Life Insurance Company
                   Schedule III - Supplementary Insurance Information
     As of December 31, 2002, 2001 and 2000 and for each of the years then ended


                                               Amortization
                                               of Deferred
                                                  Policy                    Other
                                               Acquisition                Operating
Segment                                           Costs                    Expenses
-------
                                                         (in millions)

2002:
U.S. Asset Management and Accumulation                 57.1                    611.7
Life and Health Insurance                              84.0                    750.4
Mortgage Banking                                          -                    908.2
Corporate and Other                                       -                      2.4
                                         -------------------  -----------------------
  Total                                               141.1                  2,272.7
                                         ===================--=======================
                                         ===================--=======================

2001:
U.S. Asset Management and Accumulation                 64.9                    619.9
Life and Health Insurance                              91.9                    740.7
Mortgage Banking                                          -                    552.3
Corporate and Other                                     0.8                     69.9
                                         -------------------  -----------------------
  Total                                               157.6                  1,982.8
                                         ===================--=======================
                                         ===================--=======================

2000:
U.S. Asset Management and Accumulation                123.6                    529.2
Life and Health Insurance                             113.0                    798.6
Mortgage Banking                                          -                    282.7
Corporate and Other                                     2.0                    212.9
                                         -------------------  -----------------------
  Total                                               238.6                  1,823.4
                                         ===================--=======================
                                         ===================--=======================



                                           Principal Life Insurance Company
                                              Schedule IV - Reinsurance
                      As of December 31, 2002, 2001 and 2000 and for each of the years then ended

                                                                                                                       Percentage
                                                           Ceded to                 Assumed                             of Amount
                                        Gross                Other                 from Other                          Assumed to
                                        Amount             Companies               Companies           Net Amount         Net

2002:
Life insurance inforce               159,892.0             30,942.4                1,849.0             130,798.6          1.4%
                                 ==============--===================--=====================--====================----------------
                                 ==============--===================--=====================--====================----------------

Premiums:
  Life insurance                       1,587.6                 55.8                  130.6               1,662.4          7.9%
  Accident and health insurance        2,328.7                271.1                      -               2,057.6          0.0%
                                 --------------  -------------------  ---------------------  --------------------  --------------
    Total                              3,916.3                326.9                  130.6               3,720.0          3.5%
                                 ==============--===================--=====================--====================----------------
                                 ==============--===================--=====================--====================----------------

2001:
Life insurance inforce               154,964.9             25,813.0                1,391.9             130,543.8          1.1%
                                 ==============--===================--=====================--====================----------------
                                 ==============--===================--=====================--====================----------------

Premiums:
  Life insurance                       1,756.5                 48.9                   56.0               1,763.6          3.2%
  Accident and health insurance        2,243.3                211.2                      -               2,032.1          0.0%
                                 --------------  -------------------  ---------------------  --------------------  --------------
    Total                              3,999.8                260.1                   56.0               3,795.7          1.5%
                                 ==============--===================--=====================--====================----------------
                                 ==============--===================--=====================--====================----------------

2000:
Life insurance inforce               165,912.8             23,094.5                1,173.9             143,992.2          0.8%
                                 ==============--===================--=====================--====================----------------
                                 ==============--===================--=====================--====================----------------

Premiums:
  Life insurance                       1,750.4                 48.5                   24.6               1,726.5          1.4%
  Accident and health insurance        2,324.4                121.6                      -               2,202.8          0.0%
                                 --------------  -------------------  ---------------------  --------------------  --------------
    Total                              4,074.8                170.1                   24.6               3,929.3          0.6%
                                 ==============--===================--=====================--====================----------------
                                 ==============--===================--=====================--====================----------------